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                                                                    Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated February 16, 2000 relating to the consolidated statements of financial condition of Wit Capital Group, Inc. and subsidiaries as of December 31, 1999 and 1998 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1999, included in this Form 10-K, into the Company's previously filed Registration Statement on Form S-8 (File No. 333-85203) and the related resale prospectus prepared in accordance with Form S-3.


New York, New York
March 28, 2000                              /s/ ARTHUR ANDERSEN LLP